 Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the filing with the SEC of the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q for the quarter ended April 30, 2007 (the “Report”), John B. Rush, President and Chief Executive Officer of the Company and, James W. Klingler, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2007	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

Date: June 14, 2007	By:	/s/ James W. Klingler
James W. Klingler
Senior Vice President and Chief Financial Officer